Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Hoya Acquisition Corp. I

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Other	Units, each consisting of one Ordinary Share, $0.0001 par value, one right to receive one sixth of one Ordinary Share and one-half of one warrant to purchase one Ordinary Share	(1)	457(a)	11,500,000	$10.00	$115,000,000.00	0.0001381	$15,881.50
Fees to be Paid	Equity	Ordinary Shares, $0.0001 par value included as part of the Units	(2)	Other	11,500,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Rights included as part of the Units	(3)	Other	11,500,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Ordinary Shares underlying the Rights included as part of the Units	(4)	Other	1,916,666	10.00	19,166,660.00	0.0001381	2,646.92
Fees to be Paid	Equity	Warrants included as part of the Units	(5)	Other	5,750,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Ordinary Shares underlying the Warrants included as part of the Units	(6)	Other	5,750,000	$11.50	$66,125,000.00	0.0001381	$9,131.86

Total Offering Amounts:							$200,291,660.00		27,660.28
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$27,660.28

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Represents 11,500,000 units, including 10,000,000 units to be issued in the offering and up to 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one Ordinary Share, one right entitling the holder to receive one-sixth of one Ordinary Share and one-half of one warrant entitling the holder to purchase one Ordinary Share for $11.50 per share.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).